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                                                    												EXHIBIT 10
                        FEDERAL PAPER BOARD COMPANY, INC.
                   KEY EMPLOYEES LONG TERM COMPENSATION PLAN


1.  DESCRIPTION OF THE PLAN:

          The Key Employees Long Term Compensation Plan (the "Plan"), provides for the granting of Contingent Incentive Awards consisting of a combination of an assumed issuance of Common Stock of the Company ("Phantom Stock") and cash units. The retention or payment of Contingent Incentive Awards will depend on the extent to which the Company has met the Performance Goals established for each Contingent Incentive Award over an Award Cycle consisting of three fiscal years of the Company.

2.  PURPOSE OF THE PLAN:

          The purpose of the Plan is to provide incentive and reward to a limited group of key executive and managerial employees of the Company and its subsidiaries whose contributions, services and decisions have a long term impact on the operations of the Company.

3.  TERM OF THE PLAN:

          The Plan shall become effective on January 1, 1992, and shall terminate on December 31, 2004, unless sooner terminated by the Board of Directors of the Company. The termination of the Plan shall not affect Contingent Incentive Awards granted pursuant to the Plan prior to such termination date, but no Contingent Incentive Award shall be granted under the Plan after such termination date.

4.  ADMINISTRATION:

          The Board of Directors of the Company shall appoint a Committee (the "Committee") consisting of two or more members of the Board of Directors, who shall administer the Plan and serve
at the pleasure of the Board of Directors.   The members of the
Committee shall not be eligible to participate in the Plan while serving on the Committee and shall be Independent Directors of
the Company.   The Committee shall have full power and
authority, subject to the provisions of the Plan, to designate participants in the Plan, to determine the terms of such participation, to interpret the provisions of the Plan, to supervise the administration of the Plan, to promulgate rules and regulations, and to take all action in connection with or relating to the Plan as it deems necessary. Decisions and designations of the Committee shall be by a majority of its members and shall be final. Any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made at a meeting duly held.

5.  ELIGIBILITY:

          Key employees, including officers of the Company and its subsidiaries (but excluding members of the Committee), who are from time to time responsible for the management, growth and protection of the business of the Company and its subsidiaries are eligible to be granted awards under the Plan. The employees who shall receive awards under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

6.  DESCRIPTION OF CONTINGENT INCENTIVE AWARDS:

          Each Contingent Incentive Award granted to a participant under the Plan shall consist of (a) Phantom Stock having a fair market value on the date of the grant approximately equal to 50% of such participant's basic annual salary as of the beginning of the applicable Award Cycle and (b) cash units equal in amount to approximately 75% of such basic annual salary. The fair market value of such Phantom Stock shall be the average closing prices on the New York Stock Exchange for the 20 consecutive trading days immediately preceding the date of grant. In the event a participant is compensated in whole or in part on a commission basis, his basic annual salary shall be deemed to be his total salary and commissions for the year immediately preceding the applicable Award Cycle. The amount of cash units awarded to each participant under the Plan shall be credited to a memorandum account maintained by the Company for such participant and the participant shall have no rights thereto until and unless such units become payable under the terms of the Plan.

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                                                    												EXHIBIT 10
                                                    												(Continued)
                             FEDERAL PAPER BOARD COMPANY, INC.
                         KEY EMPLOYEES LONG TERM COMPENSATION PLAN



7.  TERMS AND CONDITIONS OF CONTINGENT INCENTIVE AWARDS:

          All Contingent Incentive Awards shall be subject to the following terms and conditions:

          a) At the time of each grant of Contingent Incentive Awards to participants under the Plan, the Committee shall establish Performance Goals to be met by the Company over the applicable Award Cycle for such grant. The applicable Award Cycle for the initial grant of Contingent Incentive Awards under the Plan shall be the Company's three fiscal years commencing with the 1992 fiscal year. The applicable Award Cycle for later grants of Contingent Incentive Awards under the Plan shall be the Company's three fiscal years commencing with the fiscal year in which or as to which the grant is made. The Performance Goals to be established by the Committee for each Award Cycle shall include Company objectives in attaining certain levels of return on shareholder's equity over the Award Cycle, Company objectives in achieving growth in earnings per share on the Common Stock of the Company over the Award Cycle, or such other financial objectives of the Company during or over the Award Cycle as the Committee may determine for each grant or any single such financial objective or any combination of same. The Performance Goals established by the Committee for each Award Cycle shall also specify graduated levels of attainment thereof which, after the designated minimums have been met, will result in graduated vesting of the Contingent Incentive Awards relating thereto. Failure of the Company to meet the designated minimum Performance Goals for any Award Cycle will result in the complete cancellation and forfeiture of all Contingent Incentive Awards relating thereto; whereas the attainment by the Company of the uppermost Performance Goals designated by the Committee will result in the full payment of the related Contingent Incentive Awards, except to the extent such Awards have been forfeited as hereinafter provided.

          b) At the expiration of each Award Cycle the Committee shall determine as soon as practicable thereafter the extent to which the Contingent Incentive Awards related to such Award Cycle have become vested and the extent to which such Contingent Incentive Awards have become forfeited. Forfeited Contingent Incentive Awards shall first reduce the cash unit portion of such awards and any forfeiture in excess of such cash unit portion shall then reduce the Phantom Stock portion of such Award. Holders of Contingent Incentive Awards which have become vested will thereupon receive from the Company the cash value of the Phantom Stock which has become vested. The Company shall also pay in cash to the holders of such Contingent Incentive Awards the amount of any cash units which have become vested and the balance, if any, which has not become vested shall be forfeited. The maximum Contingent Incentive Award payable to a participant shall in no event exceed 175% of such participant's basic annual salary as of the beginning of the applicable Award Cycle.

          c) Notwithstanding the foregoing, if a holder of any Contingent Incentive Award ceases to be an employee of the Company and its subsidiaries prior to the expiration of any Award Cycle to which such Award or Awards relate for any reason other than death, disability or retirement under the Company's Retirement Plan, then his interest in any such Contingent Incentive Award shall thereupon become forfeited. If a holder of any Contingent Incentive Award ceases to be an employee of the Company and its subsidiaries prior to the expiration of any Award Cycle to which such Award or Awards relate by reason of death, disability or retirement under the Company's Retirement Plan, then his interest in any such Contingent Incentive Award to the extent such becomes vested at the close of the Award Cycle shall be prorated based on the period of his employment during the applicable Award Cycle divided by three years.
Death, disability and retirement under the Company's Retirement Plan after the expiration of an Award Cycle shall not cause any forfeiture of rights to Contingent Incentive Awards relating to such Award Cycle to the extent same become vested. Any amounts which become payable to a deceased participant shall be paid to the beneficiary designated by him in a writing filed with the Company, or if no such beneficiary is designated or survives the participant, to the legal representative of the participant's estate.

8.  CHANGES IN CAPITALIZATION:

          In the event there is a change in, reclassification, subdivision or combination of, stock dividend on, or exchange of stock of the Company for the outstanding Common Stock of the Company, the number of shares of Phantom Stock subject to outstanding awards shall be appropriately adjusted by the Committee whose determination shall be conclusive.

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
                                                    												EXHIBIT 10
                                                   												(Continued)
                        FEDERAL PAPER BOARD COMPANY, INC.
                   KEY EMPLOYEES LONG TERM COMPENSATION PLAN



 9.  CONSOLIDATIONS OR MERGERS:

          If the Company shall be consolidated with or merged into another corporation, each employee who has a Contingent Incentive Award shall be entitled to become vested therein to the extent the Performance Goals have been achieved as of the date of such consolidation or merger but only in the ratio that the period of the applicable Award Cycle which has been completed as of such date bears to three years.


10.  AMENDMENT OF THE PLAN AND TERMS AND CONDITIONS OF OPTIONS
AND AWARDS:

          The Board of Directors may discontinue the Plan, provided that such discontinuance shall not adversely affect any employee with respect to awards then held by him.

11.  PHANTOM STOCK:

          The cash value of each share of Phantom Stock which become payable under the Plan shall be the average of the closing prices for Common Stock of the Company on the New York Stock Exchange for the twenty (20) consecutive trading days immediately preceding the end of the Award Cycle.

          Participants credited with Phantom Stock shall receive cash dividend equivalents on such Stock as and when dividends are paid on Common Stock of the Company.


































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